Filed Pursuant to Rule 424(b)(5)

Registration No. 333-265872

Prospectus Supplement

(To the Prospectus dated July 11, 2022)

BONE BIOLOGICS CORPORATION

1,139,063 Shares of Common Stock

We are offering 1,139,063 shares of our common stock, par value $0.001 per share, directly to certain institutional investors pursuant to this prospectus supplement and accompanying prospectus. Each share of common stock is being sold at a price per share equal to $0.64. In a concurrent private placement, we are also issuing to such investors warrants to purchase up to 1,139,063 shares of our common stock (the “Warrants”), which represent 100% of the number of shares of our common stock being issued and sold in this offering. Each Warrant is exercisable for one share of common stock at an exercise price of $0.52 per share. The Warrants are exercisable immediately upon issuance, and will expire five and one-half years from the date of issuance. The Warrants will be issued separately from the shares of common stock sold in this offering but can only be purchased together with the shares of common stock issued and sold in this offering. The Warrants and the shares of our common stock issuable upon the exercise of the Warrants (the “Warrant Shares”) are being offered pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”) and/or Regulation D promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus.

Our common stock and certain of our outstanding warrants (the “Public Warrants”) are listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “BBLG” and “BBLGW,” respectively. On November 15, 2023, the closing sale price of our common stock and the Public Warrants on Nasdaq was $0.5431 per share and $3.84, respectively.

As of the date of this prospectus supplement, the aggregate market value of our outstanding common stock held by non-affiliates was $2,187,873.56 based on 3,134,391 shares of outstanding common stock, of which approximately 2,878,781 shares were held by non-affiliates, and a price of $0.76 per share, which was the last reported sale price of our Common Stock on Nasdaq on September 21, 2023. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities, registered on the registration statement of which this prospectus supplement forms a part, in a public primary offering with a value exceeding more than one-third of the aggregate market value of our common stock in any 12 calendar month period so long as the aggregate market value of our outstanding common stock held by non-affiliates remains below $75 million. As of the date of this prospectus supplement, we have not offered and sold any of our securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus supplement (excluding this offering).

This investment involves a high degree of risk. See “Risk Factors” on page S-4 of this prospectus supplement, page 12 of the accompanying prospectus, in our Annual Report on Form 10-K and our other reports filed with the Securities and Exchange Commission, which are incorporated into this prospectus supplement and the accompanying prospectus by reference, for a discussion of information that should be considered in connection with an investment in our securities.

We have engaged H.C. Wainwright & Co., LLC (the “Placement Agent”) to act as our exclusive placement agent in connection with this offering. The Placement Agent is not purchasing or selling any of the securities we are offering, and the Placement Agent is not required to arrange the purchase or sale of any specific number of securities or dollar amount, but it has agreed to use its reasonable best efforts to arrange for the sale of all of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering, and there are no arrangements to place the funds in an escrow, trust, or similar account.

	Per share	Total
Offering price	$0.6400	$729,000.32
Placement Agent fees(1)	$0.0448	$51,030.02
Proceeds, before expenses, to us(2)	$0.5952	$677,970.30

(1) We will pay the Placement Agent a cash fee equal to 7.0% of the aggregate gross proceeds of this offering. In addition, we will pay the Placement Agent a management fee equal to 1.0% of the aggregate gross proceeds of this offering, $15,000 for non-accountable expenses and $10,000 for clearing fees. In addition, we agreed to issue to the Placement Agent or its designees as compensation in connection with this offering, warrants to purchase up to 68,344 shares of common stock at an exercise price of $0.80 per share (the “Placement Agent Warrants”). See “Plan of Distribution” on page S-8 of this prospectus supplement for more information regarding the Placement Agent’s compensation.

(2) The amount of the offering proceeds to us presented in this table does not give effect to the exercise, if any, of the Warrants or the Placement Agent Warrants.

Delivery of the shares of common stock to the investors is expected to occur on or about November 20, 2023, subject to satisfaction of customary closing conditions.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus supplement is November 16, 2023

S-i

About This Prospectus Supplement

This document is part of the registration statement that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the securities being offered and other information you should know before investing in our securities. You should also read and consider information in the documents we have referred you to in the section of this prospectus supplement and the accompanying prospectus entitled “Incorporation by Reference” and “Where You Can Find More Information” as well as any free writing prospectus provided in connection with this offering.

You should rely only on this prospectus supplement, the accompanying prospectus, and any free writing prospectus provided in connection with this offering and the information incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the Placement Agent has not, authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, and any free writing prospectus provided in connection with this offering. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, or any free writing prospectus provided in connection with this offering is accurate as of any date other than as of the date of this prospectus supplement, the accompanying prospectus, or such free writing prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

Unless the context otherwise indicates, references in this prospectus refer, collectively, to “we,” “us,” “our,” “BBLG” “Bone Biologics,” or the “Company” refer to Bone Biologics Corporation and its subsidiaries taken as a whole, except where the context otherwise requires or as otherwise indicated.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement, the accompanying prospectus, or any free writing prospectus provided in connection with this offering in that jurisdiction. Persons who come into possession of this prospectus supplement, the accompanying prospectus, or any free writing prospectus provided in connection with this offering in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement, the accompanying prospectus, or any free writing prospectus provided in connection with this offering applicable to that jurisdiction. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

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Special Note Regarding Forward-Looking Statements

This prospectus supplement and the accompanying prospectus, including the documents that we incorporate by reference herein and therein, contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions, or the negative of these terms. Additionally, these statements include, among others, information regarding future operations, future capital expenditures, and future net cash flow. Such statements reflect our management’s current views, beliefs and assumptions with respect to future events and financial performance and involve risks and uncertainties, including, without limitation, our ability to regain and maintain compliance with Nasdaq’s listing standards, our ability to raise additional capital to fund our operations, inflation, rising interest rates, governmental responses there to and possible recession caused thereby, obtaining Food and Drug Administration (“FDA”) and other regulatory authorization to market our drug and biological products, successful completion of our clinical trials, our ability to achieve regulatory authorization to market our lead product NELL-1, our reliance on third party manufacturers for our drug products, market acceptance of our products, our dependence on licenses for certain of our products, our reliance on the expected growth in demand for our products, exposure to product liability and defect claims, development of a public trading market for our securities, and various other matters, many of which are beyond our control.

Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus supplement and the accompanying prospectus, and in particular those factors referenced in the sections entitled “Risk Factors.”

We have included important factors in the cautionary statements included in this prospectus supplement and the accompanying prospectus and the documents we incorporate by reference herein and therein that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. No forward-looking statement is a guarantee of future performance.

You should read this prospectus supplement and the accompanying prospectus and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements in this prospectus supplement and the accompanying prospectus and the documents we incorporate by reference herein and therein represent our views as of the date of this prospectus supplement. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus supplement.

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Prospectus Supplement Summary

The following summary of our business highlights some of the information contained elsewhere in, or incorporated by reference into, this prospectus supplement. Because this is only a summary, however, it does not contain all of the information that may be important to you. You should carefully read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, which are described under “Incorporation of Certain Information by Reference” in this prospectus supplement. You should also carefully consider the matters discussed in the section of this prospectus supplement entitled “Risk Factors” and under similar sections of the accompanying prospectus and other periodic reports incorporated herein and therein by reference. See information set forth under the section “Special Note Regarding Forward-Looking Statements.”

Overview

We are a medical device company that is currently focused on bone regeneration in spinal fusion using the recombinant human protein known as NELL-1. NELL-1 in combination with DBM, demineralized bone matrix, is an osteopromotive recombinant protein that provides target specific control over bone regeneration. The NELL-1 technology platform has been licensed exclusively for worldwide applications to us through a technology transfer from the UCLA Technology Development Group on behalf of UC Regents (“UCLA TDG”). UCLA TDG and the Company received guidance from the FDA that NELL-1/DBM will be classified as a device/drug combination product with a pre-market approval filing (“PMA”).

We were founded by University of California professors in collaboration with an Osaka University professor and a University of Southern California surgeon in 2004 as a privately-held company with proprietary, patented technology that has been validated in sheep and non-human primate models to facilitate bone growth. We believe our platform technology has application in delivering improved outcomes in the surgical specialties of spinal, orthopedic, general orthopedic, plastic reconstruction, neurosurgery, interventional radiology, and sports medicine. Lead product development and clinical studies are targeted on spinal fusion surgery, one of the larger segments in the orthopedic market.

We are a development stage entity. The production and marketing of our products and ongoing research and development activities are subject to extensive regulation by numerous governmental authorities in the United States. Prior to marketing in the United States, any combination product developed by us must undergo rigorous preclinical (animal) and clinical (human) testing and an extensive regulatory approval process implemented by the FDA under the Food, Drug and Cosmetic Act. There can be no assurance that we will not encounter problems in clinical trials that will cause us or the FDA to delay or suspend the clinical trials.

Our success will depend in part on our ability to obtain patents and product license rights, maintain trade secrets, and operate without infringing on the proprietary rights of others, both in the United States and other countries. There can be no assurance that patents issued to or licensed by us will not be challenged, invalidated, rendered unenforceable, or circumvented, or that the rights granted thereunder will provide proprietary protection or competitive advantages to us.

June 2023 Underwritten Offering

On June 14, 2023, we entered into an underwriting agreement (the “Underwriting Agreement”) with EF Hutton, division of Benchmark Investments, LLC (“EF Hutton”), acting as representatives of the several underwriters (the “Underwriters”) in connection with an underwritten public offering (the “June 2023 Underwritten Offering”) of our common stock. Pursuant to the Underwriting Agreement, we agreed to sell 2,538,071 shares of our common stock, at a public offering price of $1.97 per share, pursuant to an effective registration statement on Form S-1 (File No 333-271558), declared effective by the SEC on June 14, 2023, and prospectus contained therein. The aggregate gross proceeds from the June 2023 Underwritten Offering were $5.0 million, before deducting underwriting discounts and commissions.

Pursuant to the Underwriting Agreement, we granted the Underwriters a 45-day option to purchase up to 380,710 additional shares of common stock to cover over-allotments, if any, which was not exercised. The June 2023 Underwritten Offering closed on June 16, 2023.

S-1

Nasdaq Notices

On November 17, 2022, we received a deficiency letter from the Nasdaq Stock Market notifying us that, because the bid price of our common stock closed below $1.00 per share for 30 consecutive business days, we were no longer in compliance with Nasdaq’s minimum bid price rule, which is a requirement for continued listing on Nasdaq. On June 28, 2023, we received a letter from Nasdaq confirming the decision of a Nasdaq Hearings Panel that while we demonstrated compliance with the minimum bid price rule at that time, based on our recent bid price history the panel imposed a “Panel Monitor,” as defined by Nasdaq Listing Rule 5815(d)(4)(A), through June 27, 2024.

On September 27, 2023, we received a written notice (the “Notice”) from the staff of Nasdaq notifying us that we failed to comply with the $1.00 per share minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2). As a result of the imposition of a mandatory Panel Monitor, we are not eligible for a compliance period to regain compliance with the minimum bid price requirement. Accordingly, the Nasdaq staff has determined to delist our securities from Nasdaq (the “Staff Determination”).

We timely requested a hearing before a Nasdaq Hearings Panel (the “Panel”), to appeal the Staff Determination, which request stayed any delisting action pending the issuance of the Panel’s determination. The Panel hearing is scheduled for November 30, 2023.

At the hearing, we expect to present our plan for regaining and sustaining compliance with all applicable requirements for continued listing on Nasdaq. There can be no assurance that the Panel will grant us any additional time to regain compliance or that we will ultimately regain and sustain compliance for listing of its securities on Nasdaq. In the event our securities are delisted from Nasdaq, we expect that our securities should be eligible to trade on the over-the-counter OTC Markets platform. We are evaluating several alternatives to regain compliance with the minimum bid price requirement.

2023 Reverse Stock Split

On May 1, 2023, we received the approval of the requisite number of holders of the shares of our common stock to amend our certificate of incorporation to effect a reverse stock split of the shares of our common stock at a ratio of 1-for-20 to 1-for-50 (or any number in between), with the exact ratio to be set within such range in the discretion of our board of directors without further approval or authorization of our stockholders. On June 5, 2023, we filed a Certificate of Amendment to Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to effect a reverse stock split of our shares of common stock at a ratio of 1-for-30 (the “Reverse Stock Split”). All historical share and per share amounts reflected throughout this prospectus supplement have been adjusted to reflect the Reverse Stock Split. However, our periodic and current reports, and all other documents incorporated by reference into this prospectus supplement and the accompanying prospectus that were filed prior to June 5, 2023, do not give effect to the Reverse Stock Split.

Company Information

We were incorporated under the laws of the State of Delaware on October 18, 2007 as AFH Acquisition X, Inc. Pursuant to a Merger Agreement, dated September 19, 2014, by and among the Company, its wholly-owned subsidiary, Bone Biologics Acquisition Corp., a Delaware corporation (“Merger Sub”), and Bone Biologics, Inc. Merger Sub merged with and into Bone Biologics Inc., with Bone Biologics Inc. remaining as the surviving corporation in the merger. Upon the consummation of the merger, the separate existence of Merger Sub ceased. On September 22, 2014, the Company officially changed its name to “Bone Biologics Corporation” to more accurately reflect the nature of its business and Bone Biologics, Inc. became a wholly owned subsidiary of the Company. Bone Biologics, Inc. was incorporated in California on September 9, 2004.

Our principal executive offices are located at 2 Burlington Woods Drive, Suite 100, Burlington MA 01803 and our telephone number is (781) 552-4452. Our website address is www.bonebiologics.com. The information contained on our website is not incorporated by reference into this prospectus supplement, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus supplement or in deciding whether to invest in our common stock.

S-2

The Offering

Common Stock offered by us	1,139,063 shares

Shares of Common Stock to be Outstanding after this Offering(1)	4,273,454 shares (assuming no exercise of the Warrants to be issued and sold in the concurrent private placement or the Placement Agent Warrants to be issued as compensation in connection with this offering).

Use of Proceeds	We currently intend to use the net proceeds from this offering to fund clinical trials, maintain and extend our patent portfolio and for working capital and other general corporate purposes. See “Use of Proceeds” on page S-6.

Concurrent Private Placement of Warrants	In a concurrent private placement, we are issuing to investors in this offering the Warrants to purchase up to an aggregate of 1,139,063 shares of our common stock (each represents a Warrant to purchase one share of our common stock for each share purchased in this offering) pursuant to this prospectus and the accompanying prospectus. Each Warrant will be exercisable for one share of our common stock at an exercise price of $0.52 per share, will be exercisable immediately upon issuance and will have a term of five and one-half years from the date of issuance. The Warrants and the Warrant Shares are being offered pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus. See “Concurrent Private Placement of Warrants” on page S-7.

Risk Factors	Investing in our securities involves a high degree of risk. See the “Risk Factors” section on page S-4 of this prospectus supplement, on page 12 the accompanying prospectus, and in the other documents incorporated by reference herein and therein for a discussion of factors to consider before deciding to invest in our securities.

The Nasdaq Capital Market Symbol	Our common stock is listed on Nasdaq under the symbol “BBLG” and our Public Warrants are listed on Nasdaq under the symbol “BBLGW.”

(1) The number of shares of our common stock that will be outstanding immediately after this offering is based on 3,134,391 shares outstanding as of November 16, 2023, and unless otherwise indicated, excludes:

●	274,284 shares of common stock issuable upon the exercise of stock options outstanding at a weighted average exercise price of $29.08 per share;
257,289 shares of common stock issuable upon the exercise of unvested stock options outstanding at a weighted average exercise price of $0.64 per share;
●	57,913 shares of common stock issuable upon exercise of the Public Warrants, issued in our public offering consummated in October 2021 in connection with our uplisting to Nasdaq, with an exercise price of $189.00 per share;
●	317,383 shares of common stock issuable upon exercise of outstanding common stock purchase warrants with a weighted average exercise price of $43.16 per share; and
●	4,761,634 shares of common stock reserved for future issuance pursuant to our 2015 Equity Incentive Plan, as amended.

Except as otherwise indicated, the information in this prospectus supplement, including the number of shares of common stock that will be outstanding after this offering, assumes no exercise of the Warrants issued in the concurrent private placement, or the Placement Agent Warrants to be issued to the Placement Agent or its designees as compensation in connection with this offering.

S-3

Risk Factors

Investing in our shares of common stock involves a high degree of risk. In addition to the other information contained in this prospectus supplement to the accompanying prospectus and in the documents we incorporate by reference, you should carefully consider the risks discussed below and under the heading “Risk Factors” in our most recent annual report on Form 10-K and the subsequent quarterly reports on Form 10-Q and other reports that we file with the SEC which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties discussed below and in the documents incorporated herein by reference are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of these risks occur, our business, financial condition and operating results could be harmed, the trading price of our common stock could decline and you could lose part or all of your investment. Please also read carefully the section above entitled “Special Note Regarding Forward-Looking Statements.”

Risk Factors Related to this Offering and our Common Stock

We ceased to be in compliance with the Nasdaq minimum bid requirement while subject to a Nasdaq Panel Monitor and have requested a hearing with a Nasdaq Hearings Panel in response to a delisting notice. If the Hearings Panel does not grant us additional time to regain compliance with the minimum bid price requirement, and if we are unable to regain and maintain compliance with the Nasdaq Listing Rules, our common stock may be delisted from trading on Nasdaq, which could have a material adverse effect on us and our stockholders.

On November 17, 2022, we received a deficiency letter from Nasdaq notifying us that because the bid price of our common stock closed below $1.00 per share for 30 consecutive business days, we were no longer in compliance with Nasdaq’s minimum bid price requirement pursuant to Nasdaq Listing Rule 5550(a)(2), a requirement for continued listing on Nasdaq. We filed an expedited review request and on June 28, 2023, we received a letter from Nasdaq confirming the decision of the Panel that while we demonstrated compliance with the minimum bid price requirement at that time, based on our recent bid price history, the panel imposed a “Panel Monitor,” as defined by Nasdaq Listing Rule 5815(d)(4)(A), through June 27, 2024.

On September 27, 2023, we received the Notice from the Staff notifying us that we failed to comply with the $1.00 per share minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2). As a result of the imposition of a mandatory Panel Monitor through June 27, 2024, we are not eligible for a compliance period to regain compliance with the minimum bid price requirement. Accordingly, the Staff has determined to delist our securities from Nasdaq.

We timely requested a hearing before the Panel to appeal the Staff Determination, which request stayed any delisting action pending the issuance of the Panel’s determination. The Panel hearing is scheduled for November 30, 2023. Although we expect to take actions intended to restore our compliance with Nasdaq’s listing requirements, including a reverse stock split, we can provide no assurance that any action taken by us would be successful, or that any such action would stabilize the market price or improve the liquidity of our common stock. A reverse stock split may not result in a permanent increase in the market price of our common stock, which is dependent on many factors, including general economic, market and industry conditions and other factors detailed from time to time in the reports we file with the SEC. It is not uncommon for the market price of a company’s shares to decline in the period following a reverse share split. For example, we did not meet the minimum bid price requirement pursuant to the November 17, 2022 notice, and we effected the Reverse Stock Split in June 2023 with the primary intent of increasing the price of our common stock immediately following the Reverse Stock Split to regain compliance with the minimum bid price requirement; however, we fell out of compliance again in September 2023. It cannot be assured that any future reverse stock split will result in any sustained proportionate increase in the market price of our common stock.

If we are delisted from Nasdaq, our common stock may be eligible for trading on an over-the-counter market. If we are not able to obtain a listing on another stock exchange or quotation service for our common stock, it may be extremely difficult or impossible for stockholders to sell their shares of common stock. Moreover, if we are delisted from Nasdaq but obtain a substitute listing for our common stock, such listing or quotation will likely be on a market with less liquidity, and our common stock may therefore experience greater price volatility than experienced on Nasdaq. Stockholders may not be able to sell their shares of common stock on any such substitute market in the quantities, at the times or at the prices that could potentially be available on a more liquid trading market. As a result of these factors, if our common stock is delisted from Nasdaq, the value and liquidity of our common stock would likely be significantly adversely affected. A delisting of our common stock from Nasdaq could also adversely affect our ability to obtain financing for our operations on favorable terms to us, or at all, and/or result in a loss of confidence by investors, employees and/or business partners, among others.

S-4

Our recurring operating losses have raised substantial doubt regarding our ability to continue as a going concern.

Our recurring operating losses raise substantial doubt about our ability to continue as a going concern. During the year ended December 31, 2022, we incurred a net loss of $1.5 million, and used net cash in operating activities of $3.6 million, and during the quarter ended September 30, 2023, we incurred a net loss of $7.4 million and used net cash in operating activities of $7.5 million. Our available cash is expected to fund our operations through the second quarter of 2024. As a result, our independent registered public accounting firm included an explanatory paragraph in its report on our financial statements as and for the year ended December 31, 2022, with respect to this uncertainty. Our financial statements incorporated by reference into this prospectus supplement do not include any adjustments that might result if we are unable to continue as a going concern and, therefore, be required to realize our assets and discharge our liabilities other than in the normal course of business which could cause investors to suffer the loss of all or a substantial portion of their investment. In order to have sufficient cash and cash equivalents to fund our operations in the future, we will need to raise additional equity or debt capital and cannot provide any assurance that we will be successful in doing so. The perception of our ability to continue as a going concern may make it more difficult for us to obtain financing for the continuation of our operations and could result in the loss of confidence by investors, suppliers and employees.

As a smaller reporting company, we are subject to scaled disclosure requirements that may make it more challenging for investors to analyze our results of operations and financial prospects.

Currently, we are a “smaller reporting company,” as defined by Rule 12b-2 of the Exchange Act. As a “smaller reporting company,” we are able to provide simplified executive compensation disclosures in our filings and have certain other decreased disclosure obligations in our filings with the SEC, including being required to provide only two years of audited financial statements in our annual reports. Consequently, it may be more challenging for investors to analyze our results of operations and financial prospects.

Furthermore, we are a non-accelerated filer as defined by Rule 12b-2 of the Exchange Act, and, as such, are not required to provide an auditor attestation of management’s assessment of internal control over financial reporting, which is generally required for SEC reporting companies under Section 404(b) of the Sarbanes-Oxley Act. Because we are not required to have our auditors provide an attestation of our management’s assessment of internal control over financial reporting, a material weakness in internal controls may remain undetected for a longer period.

You may experience future dilution as a result of future equity offerings and other issuances of our securities. In addition, this offering and future equity offerings and other issuances of our common stock or other securities may adversely affect the price of our common stock.

In order to raise additional capital, we may in the future offer additional shares of common stock or other securities convertible into or exchangeable for our common stock prices that may not be the same as the price per share in this offering. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of common stock or securities convertible or exercisable into shares of common stock in future transactions may be higher or lower than the price per share in this offering. You will incur dilution upon exercise of any outstanding stock options, warrants or upon the issuance of shares of common stock under our stock incentive programs. In addition, the sale of shares of common stock in this offering and any future sales of a substantial number of shares of common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares for sale will have on the market price of our common stock.

Because we will have broad discretion and flexibility in how the net proceeds from this offering are used, we may use the net proceeds in ways in which you disagree.

We intend to use the net proceeds from this offering to fund clinical trials, maintain and extend our patent portfolio and for working capital and other general corporate purposes. See “Use of Proceeds” on page S-6. Our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

S-5

If we sell additional equity or debt securities to fund our operations, it may impose restrictions on our business.

In order to raise additional funds to support our operations, we may sell additional equity or debt securities, which may impose restrictive covenants that adversely impact our business. The incurrence of indebtedness would result in increased fixed payment obligations and could also result in restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire, sell or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. If we are unable to expand our operations or otherwise capitalize on our business opportunities due to such restrictions, our business, financial condition and results of operations could be materially adversely affected.

Sales of a substantial number of shares of our common stock, including any shares of common stock issuable upon the exercise of the Warrants in the concurrent private placement, or the perception that such sales may occur, may adversely impact the price of our common stock.

Sales of a substantial number of shares of our common stock in the public market, the perception that these sales might occur or other financings, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. In addition, shares of common stock issuable upon exercise of outstanding stock options and warrants, including the Warrants to be issued in the concurrent private placement, and shares reserved for future issuance under our equity incentive plan will be eligible for sale in the public market to the extent permitted by applicable vesting requirements and, in some cases, subject to compliance with the requirements of Rule 144. As a result, these shares can be freely sold in the public market upon issuance, subject to restrictions under the securities laws.

We do not anticipate paying dividends on our common stock in the foreseeable future.

We currently plan to invest all available funds, including the proceeds from this offering, and future earnings, if any, in the development and growth of our business. We currently do not anticipate paying any cash dividends on our common stock in the foreseeable future. In addition, the terms of any future debt agreements may preclude us from paying dividends. As a result, a rise in the market price of our common stock, which is uncertain and unpredictable, will be your sole source of potential gain in the foreseeable future and you should not rely on an investment in our common stock for dividend income.

Use of Proceeds

We estimate that the net proceeds from this offering will be approximately $591,000, after deducting placement agent fees and estimated offering expenses payable by us, and excluding the proceeds we may receive, if any, from the exercise of the Warrants issued in the concurrent private placement.

We intend to use the net proceeds from the sale of the shares to fund clinical trials, maintain and extend our patent portfolio and for working capital and other general corporate purposes. We do not currently have more specific plans or commitments with respect to the net proceeds from this offering and, accordingly, are unable to quantify the allocation of such proceeds among the various potential issues.

Investors will be relying on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including the amount of cash generated by our operations, the amount of competition and other operational factors. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes.

The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations. As a result, we will retain broad discretion in the allocation of the net proceeds of this offering.

Pending other uses, we intend to invest the proceeds to us in interest-bearing bank accounts.

S-6

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently anticipate that we will retain future earnings to fund development and growth of our business, and we do not anticipate paying cash dividends in the foreseeable future. The decision to pay dividends is at the discretion of our board of directors and depends on our financial condition, results of operations, capital requirements, and other factors that our board of directors deems relevant.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Common Stock

The material terms and provisions of our common stock are described under the heading “Description of Capital Stock” in the accompanying prospectus.

CONCURRENT Private Placement Of Warrants

In a concurrent private placement, we are issuing to each of the investors in this offering Warrants to purchase one share of common stock for every share of common stock purchased in the offering by each such investor. The aggregate number of Warrant Shares exercisable pursuant to the Warrants is 1,139,063. The Warrants will be issued separately from the shares of common stock sold in this offering but can only be purchased together with the shares of common stock issued and sold in this offering.

The summary of the Warrants above is not complete and is subject to, and qualified in its entirety by, the provisions of the Warrants, the form of which will be filed with the SEC as an exhibit to a Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. Prospective investors should carefully review the terms and provisions of the form of the Warrants for a complete description of the terms and conditions of the Warrants.

Exercisability. Each Warrant shall be exercisable immediately upon issuance and will have a term of five and one-half years from the date of issuance. A holder of Warrants will have the right to exercise the Warrants on a “cashless” basis if there is no effective registration statement registering the resale of the Warrant Shares. Subject to limited exceptions, a holder of Warrants will not have the right to exercise any portion of its Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or 9.99% at the election of the holder prior to the date of issuance) of the number of shares of our common stock outstanding immediately after giving effect to such exercise, provided that the holder may increase or decrease the beneficial ownership limitation up to 9.99%. Any increase in the beneficial ownership limitation shall not be effective until 61 days following notice of such change to us. The Warrants may not be assigned or transferred without our prior written consent.

Exercise Price and Adjustment Provisions. The Warrants will have an initial exercise price of $0.52 per share. The exercise price and number shares issuable upon exercise of the Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common shares and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transfer. The Warrants and the Warrant Shares are being offered pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus. Accordingly, the investors may only sell common stock issued upon exercise of the Warrants pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

Exchange Listing. There is no established public trading market for the Warrants being issued in the concurrent private placement, and we do not expect a market to develop. We do not intend to apply for listing of the Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.

Fundamental Transactions. In the event of any fundamental transaction (as such term is described in the Warrants) and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our common stock, then upon any subsequent exercise of a Warrant, the holder will have the right to receive as alternative consideration, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of common stock for which the Warrant is exercisable immediately prior to such event. Notwithstanding anything to the contrary, in the event of a fundamental transaction, the holder will have the right to require us or a successor entity to repurchase its Warrants at the Black Scholes value; provided, however, that if the fundamental transaction is not within our control, including not approved by our board of directors, then the holder shall only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black Scholes value of the unexercised portion of its Warrants, that is being offered and paid to the holders of our common stock in connection with the fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Warrants.

S-7

Plan Of Distribution

Pursuant to an engagement agreement, dated October 30, 2023 (the “Engagement Agreement”), we have engaged the Placement Agent to act as our exclusive placement agent, on a reasonable best-efforts basis, in connection with this offering. The terms of this offering are subject to market conditions and negotiations between us, the Placement Agent, and prospective investors. The Engagement Agreement does not give rise to any commitment by the Placement Agent to purchase any of the securities, and the Placement Agent will have no authority to bind us by virtue of the Engagement Agreement. The Placement Agent is not purchasing the securities offered by us in this offering and is not required to sell any specific number or dollar amount of securities. Further, the Placement Agent does not guarantee that it will be able to raise new capital in any prospective offering. The Placement Agent has no commitment to buy any of the securities offered pursuant to this prospectus supplement and accompanying prospectus.

We have entered into a securities purchase agreement directly with the investors in connection with this offering, and we will only sell to investors who have entered into the securities purchase agreement.

We expect to deliver the shares of common stock being offered pursuant to this prospectus supplement and the accompanying prospectus on or about November 20, 2023, subject to satisfaction of customary closing conditions.

Fees and Expenses

We have agreed to pay the Placement Agent a cash fee equal to 7.0% of the aggregate gross proceeds of this offering and a management fee equal to 1.0% of the aggregate gross proceeds raised in the offering. The following table shows the per share and total placement agent fees payable to the Placement Agent by us in connection with this offering.

	Per share	Total
Offering price	$0.6400	$729,000.32
Placement Agent fees	$0.0448	$51,030.02
Proceeds, before expenses, to us	$0.5952	$677,970.30

We will also pay the Placement Agent $15,000 for non-accountable expenses and $10,000 for clearing fees. We estimate the total expenses of this offering payable by us, excluding the placement agent fees and expenses, will be approximately $86,290.

Placement Agent Warrants

In addition, we have agreed to issue to the Placement Agent or its designees as compensation in connection with this offering the Placement Agent Warrants to purchase up to an aggregate of 68,344 shares of common stock (which represents 6.0% of the aggregate number of shares of our common stock sold in this offering), at an exercise price of $0.80 per share (representing 125% of the offering price per share of common stock sold in this offering). The Placement Agent Warrants are exercisable immediately upon issuance and will expire five years from the commencement of sales in this offering.

Except as provided above, the Placement Agent Warrants will have substantially the same terms as the Warrants issued to the investors in the concurrent private placement. The summary of certain terms and provisions of the Placement Agent Warrants is not complete and is subject to, and qualified in its entirety by, the provisions of the form of Placement Agent Warrant of which will be filed as an exhibit to our Current Report on Form 8-K and which will be incorporated by reference herein.

Right of First Refusal

We have granted the Placement Agent, subject to certain exceptions, a right of first refusal for a period of twelve (12) months following the consummation of this offering to act as our sole book-running manager, sole underwriter or sole placement agent for any further capital raising transactions undertaken by us or any of our subsidiaries.

S-8

Tail

We have also agreed to pay the Placement Agent a tail fee equal to the cash and warrant compensation in this offering, if any investor, who was contacted or introduced to us by the Placement Agent during the term of its engagement, provides us with capital in any public or private offering or other financing or capital raising transaction during the 12-month period following expiration or termination of our engagement of the Placement Agent.

Lock-up Agreement

Under the terms of the securities purchase agreement, from the date of such agreements until ten (10) days following the closing date of this offering, neither we nor any subsidiary shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents, or (ii) file any registration statement or prospectus, or any amendment or supplement thereto, subject to certain exceptions.

We have also agreed, subject to certain exceptions, until one (1) year anniversary following the closing of this offering, not to (i) issue or sell any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of common stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of common stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to our business or the market for our common stock, or (ii) enter into, or effect a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at-the-market” facility, subject certain exceptions.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Indemnification

We have agreed to indemnify the Placement Agent against liabilities relating to the offering arising under the Securities Act and the Exchange Act, liabilities arising from breaches of some or all of the representations and warranties contained in the Engagement Agreement, and to contribute to payments that the Placement Agent may be required to make for these liabilities.

Other Relationships

The Placement Agent and its affiliates may in the future engage, in investment banking transactions and other commercial dealings in the ordinary course of business with us or our affiliates. The Placement Agent may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the Placement Agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Placement Agent and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the Placement Agent and the Placement Agent may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Placement Agent and should not be relied upon by investors.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, 1110 Centre Pointe Curve, Mendota Heights, MN 55120.

Nasdaq Listing

Our common stock is listed on Nasdaq under the symbol “BBLG” and our Public Warrants are listed on Nasdaq under the symbol “BBLGW.”

S-9

Legal Matters

Certain legal matters with respect to the securities offered by this prospectus supplement will be passed upon for us by Haynes and Boone, LLP, New York, New York.

Experts

The consolidated financial statements of Bone Biologics Corporation as of December 31, 2022 and 2021, and for each of the years then ended, incorporated by reference into this prospectus and in the registration statement have been so incorporated in reliance upon the report of Weinberg & Company, P.A., an independent registered public accounting firm (the report on the consolidated financial statements contains an explanatory paragraph regarding our ability to continue as a going concern), incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the common stock offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules.

We file annual, quarterly and current reports and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that are filed electronically with the SEC.

These documents are also available, free of charge, through the Investors section of our website, which is located at www.bonebiologics.com. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and you should not consider information on our website to be part of this prospectus supplement or the accompanying prospectus.

S-10

Incorporation By Reference

The SEC allows us to “incorporate by reference” information that we file with it. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act, with the SEC with respect to the securities being offered pursuant to this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus omit certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits thereto, for further information about us and the securities being offered pursuant to this prospectus supplement and the accompanying prospectus. Statements in this prospectus supplement and the accompanying prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete, and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are :

●	our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 30, 2023 (as amended on Form 10-K/A on November 20, 2023);
●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, filed with the SEC on May 15, 2023, August 14, 2023 and November 14, 2023, respectively;
●	our Current Reports on Form 8-K filed with the SEC on May 19, 2023, June 6, 2023, June 16, 2023, July 5, 2023, September 12, 2023, September 29, 2023 and October 24, 2023; and
●	the description of our common stock contained in Form 8-A filed with the SEC on October 8, 2021, as amended by Exhibit 4.5 to our Annual Report on Form 10-K, as amended, including any amendments thereto or reports filed for the purposes of updating this description.

In addition, all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed in such forms that are related to such items unless such Form 8-K expressly provides to the contrary) subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, before the date our offering is terminated or completed are deemed to be incorporated by reference into, and to be a part of, this prospectus supplement and the accompanying prospectus.

Any statement contained in this prospectus supplement and the accompanying prospectus, or any free writing prospectus provided in connection with this offering or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement and the accompanying prospectus, or any free writing prospectus provided in connection with this offering or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

Upon written or oral request, we will provide you without charge, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents. You should direct any written requests for documents to:

Bone Biologics Corporation

2 Burlington Woods Drive, Suite 100

Burlington, MA 01803

Attn: Chief Financial Officer

(781) 552-4452

You may also access these filings on our website at www.bonebiologics.com. You should rely only on information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus or any free writing prospectus provided in connection with this offering. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement and the accompanying prospectus or any free writing prospectus provided in connection with this offering or incorporated by reference in this prospectus supplement and the accompanying prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or to anyone to whom it is unlawful to make such offer or solicitation.

S-11

PROSPECTUS

BONE BIOLOGICS CORPORATION

$20,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

From time to time, we may offer and sell up to an aggregate amount of $20,000,000 of any combination of the securities described in this prospectus in one or more offerings. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable antidilution provisions. We may sell the securities to or through underwriters and also to other purchasers or through agents. The names of any underwriters or agents, and any fees, discounts or other compensation payable to them will be set forth in the applicable prospectus supplement accompanying this prospectus.

We will provide the specific terms of these offerings in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered. This prospectus may not be used to consummate a sale of securities unless it is accompanied by the applicable prospectus supplement.

Our common stock is listed on The Nasdaq Capital Market under the symbol “BBLG.” On June 27, 2022, the last reported sale price of our common stock on The Nasdaq Capital Market was $1.61 per share.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters, dealers, or through a combination of these methods on a continuous or delayed basis. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Investing in our securities involves significant risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus and in any applicable prospectus supplement and free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus or any prospectus supplement or free writing prospectuses.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 11, 2022.

2

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell, either individually or in combination, in one or more offerings, up to a total of $20,000,000 of shares of our common stock (“Common Stock”), preferred stock (“Preferred Stock”), various series of debt securities, rights to purchase shares of our Common Stock or Preferred Stock, and/or warrants to purchase any such securities, either individually or as units comprised of a combination of one or more of the other securities.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Information Incorporated By Reference,” before buying any of the securities being offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with information in addition to or different from that contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We take no responsibility for and can provide no assurances as to the reliability of, any information not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

3

Unless the context otherwise indicates, references in this prospectus to “Bone Biologics,” “we,” “us,” “our,” and the “Company” refer, collectively, to Bone Biologics Corporation, a Delaware corporation, and, our wholly owned subsidiary. When we refer to “you,” we mean the potential holders of the applicable series of securities.

Glossary of Abbreviations and Defined Terms

Abbreviations

BMP	Bone Morphogenic Protein
CDMO	Contract Development and Manufacturing Organization
cGMP	current Good Manufacturing Practice
CRO	Contract Research Organization
DBM	Demineralized bone matrix is allograft bone that has had the inorganic mineral removed
DBX®	Demineralized Bone Matrix is a bone powder produced by the removal of minerals from cortical bone in a sodium hyaluronate carrier
DDD	Degenerative disc disease
HREC	Human Research Ethics Committee
IDE	Investigational Device Exemption
IRB	Institutional Review Board
MTF	Musculoskeletal Transplant Foundation
NB1 Device	Product combination kit that includes vial of NELL-1 recombinant protein and demineralized bone matrix
NDA	New Drug Application
NELL-1	Neural epidermal growth factor-like 1 protein (NELL-1)
PMA	Pre-market approval
REMS	Risk Evaluation and Mitigation Strategies
rhBMP-2	Recombinant Bone Morphogenic Protein
rhNELL-1	Recombinant NELL-1
TLIF	Transforaminal lumbar interbody fusion
UCLA TDG	UCLA Technology Development Group on behalf of UC Regents

Defined Terms

Alkaline phosphatase assay	Alkaline phosphatase is an enzyme that is found throughout your body. ALP blood tests measure the level of ALP in your blood that comes from your bones.
Athymic mouse model	A mouse that provides an experiment model for conducting research because it mounts no rejection response.
Demineralized Bone	Bone that has had the calcium removed.
Osteostimulative	Stimulates bone growth.
Osteosynthetic	The reduction and fixation of a bone fracture with implantable devices.
Phylogenetically advanced spine model	Evolutionary advancement of spine systems that exist in large animal models.
Recombinant	Relating to or denoting an organism, cell, or genetic material formed by recombination.
Retrolisthesis	A medical condition in which a vertebra in the spine becomes displaced and moves forward or backward.
Spondylolisthesis	A spinal disorder in which one vertebra (spinal bone) slips onto the vertebra below it.

4

NOTE ABOUT FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated herein by reference includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For this purpose, any statements contained herein, other than statements of historical fact, may be forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including any statements about our future performance, business, financial condition, strategic transactions (including mergers and acquisitions, consulting agreements and clinical trial agreements), sources of revenue, operating results, plans, objectives, expectations and intentions; any statements regarding future economic conditions; and any statements of belief or assumptions including underlying any of the foregoing. In this prospectus and the information incorporated herein by reference, words such as “anticipate,” “believe,” “estimate,” “continue,” “could,” “depends,” “estimate,” “expects,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and variations of such words or similar expressions are used to identify these forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors. These risks are described in greater detail in the section entitled “Risk Factors” of this prospectus. Many of these factors that will determine actual results are beyond our ability to control or predict. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. In addition, any forward-looking statements in this prospectus represent our views only as of the date of this prospectus and should not be relied upon as representing our views as of any subsequent date. We anticipate that subsequent events and developments will cause its views to change. However, while we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, except as may be required by law, whether as a result of new information, future events or otherwise. Our forward-looking statements generally do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

Please refer to the section entitled “Risk Factors” of this prospectus, and any other risk factors set forth in any accompanying prospectus supplement and in any information incorporated by reference in this prospectus or any accompanying prospectus supplement to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements, as well as any other risk factors and cautionary statements described in the documents we file from time to time with the SEC, specifically our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Definitive Proxy Statements on Schedule 14A and Current Reports on Form 8-K, including sections therein titled “Risk Factors” and “Note About Forward-Looking Statements,” respectively. See “Information Incorporated by Reference” of this prospectus.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all the information that you should consider before making a decision to invest in our securities. We urge you to carefully read this entire prospectus and all applicable prospectus supplements, including the more detailed information regarding our Company, the securities being registered hereby, as well as our consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC. Investing in our securities involves a high degree of risks. Therefore, carefully consider the risk factors set forth in Bone Biologic’s most recent annual and quarterly filings with the SEC, as well as other information in this prospectus, all applicable prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

5

The Company

Company Overview

We are a medical device company that is currently focused on bone regeneration in spinal fusion using the recombinant human protein known as NELL-1/DBX®. The NELL-1/DBX® combination product is an osteostimulative recombinant protein that provides target specific control over bone regeneration. The protein, as part of the UCB-1 technology platform, has been licensed exclusively for worldwide applications to us through a technology transfer from the UCLA Technology Development Group on behalf of UC Regents (“UCLA TDG”). UCLA TDG and the Company received guidance from the FDA that NELL-1/DBX® will be classified as a combination product with a device lead.

The Company was founded by University of California professors in collaboration with an Osaka University professor and a University of Southern California surgeon in 2004 as a privately-held company with proprietary, patented technology that has been validated in sheep and non-human primate models to facilitate bone growth. Our platform technology has application in delivering improved outcomes in the surgical specialties of spinal, orthopedic, general orthopedic, plastic reconstruction, neurosurgery, interventional radiology, and sports medicine. Lead product development and clinical studies are targeted on spinal fusion surgery, one of the larger segments in the orthopedic market.

We are a development stage entity. The production and marketing of our products and ongoing research and development activities will be subject to extensive regulation by numerous governmental authorities in the United States. Prior to marketing in the United States, any combination product developed by us must undergo rigorous preclinical (animal) and clinical (human) testing and an extensive regulatory approval process implemented by the FDA under the Food, Drug and Cosmetic Act. There can be no assurance that we will not encounter problems in clinical trials that will cause us or the FDA to delay or suspend the clinical trials.

Our success will depend in part on our ability to obtain patents and product license rights, maintain trade secrets, and operate without infringing on the proprietary rights of others, both in the United States and other countries. There can be no assurance that patents issued to or licensed by us will not be challenged, invalidated, rendered unenforceable, or circumvented, or that the rights granted thereunder will provide proprietary protection or competitive advantages to us.

UCLA TDG Exclusive License Agreement

Effective April 9, 2019, the Company entered into an Amended and Restated Exclusive License Agreement dated as of March 21, 2019 and amended through three sets of amendments (as so amended the “Amended License Agreement”) with the UCLA Technology Development Group on behalf of UC Regents (“UCLA TDG”). The Amended License Agreement amends and restates the Amended and Restated Exclusive License Agreement, dated as of June 19, 2017 (the “2017 Agreement”). The 2017 Agreement amended and restated the Exclusive License Agreement, effective March 15, 2006, between the Company and UCLA TDG, as amended by ten amendments. Under the terms of the Amended License Agreement, UCLA TDG has continued to grant the Company exclusive rights to develop and commercialize NELL-1 (the “Licensed Product”) for spinal fusion, osteoporosis and trauma applications. The Licensed Product is a recombinant human protein growth factor that is essential for normal bone development.

We have agreed to pay an annual maintenance fee to UCLA TDG of $10,000 as well as to pay certain royalties to UCLA TDG under the Amended License Agreement at the rate of 3.0% of net sales of licensed products through the life of the patents. We must pay the royalties to UCLA TDG on a quarterly basis. Upon a first commercial sale, we also must pay between $50,000 and $250,000, depending on the calendar year which is after the first commercial sale. If we are required to pay any third party any royalties as a result of us making use of UCLA TDG patents, then we may reduce the royalty owed to UCLA TDG by 0.333% for every percentage point paid to a third party. If we grant sublicense rights to a third party to use the UCLA TDG patent, then we will pay to UCLA TDG 10% to 20% of the sublicensing income we receive from such sublicense.

We are obligated to make the following milestone payments to UCLA TDG for each Licensed Product or Licensed Method:

●	$100,000 upon enrollment of the first subject in a Feasibility Study;
●	$250,000 upon enrollment of the first subject in a Pivotal Study:
●	$500,000 upon Pre-Market Approval of a Licensed Product or Licensed Method; and
●	$1,000,000 upon the First Commercial Sale of a Licensed Product or Licensed Method.

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We are also obligated pay to UCLA TDG a fee (the “Diligence Fee”) of $8,000,000 upon the sale of any Licensed Product (the “Triggering Sale Date”) in accordance with the payment schedule below:

●	Due upon cumulative Net Sales equaling $50,000,000 following the Triggering Sale Date - $2,000,000;
●	Due upon cumulative Net Sales equaling $100,000,000 following the Triggering Sale Date - $2,000,000; and
●	Due upon cumulative Net Sales equaling $200,000,000 following the Triggering Sale Date - $4,000,000.

The Company’s obligation to pay the Diligence Fee will survive termination or expiration of the agreement and the Company is prohibited from assigning, selling, or otherwise transferring any of its assets related to any Licensed Product unless the Company’s foregoing Diligence Fee obligation is assigned, sold, or transferred along with such assets, or unless the Company pays UCLA TDG the Diligence Fee within ten (10) days of such assignment, sale or other transfer of such rights to any Licensed Product.

We are also obligated to pay UCLA TDG a cash milestone payment within thirty (30) days of a Liquidity Event (including a Change of Control Transaction and a payment election by UCLA TDG exercisable after December 22, 2016) such payment to equal the greater of:

●	$500,000; or
●	2% of all proceeds in connection with a Change of Control Transaction.

We are obligated to diligently proceed with developing and commercializing licensed products under UCLA TDG patents set forth in the Amended License Agreement. UCLA TDG has the right to either terminate the license or reduce the license to a non-exclusive license if we do not meet certain diligence milestone deadlines set forth in the Amended License Agreement.

We must reimburse or pre-pay UCLA TDG for patent prosecution and maintenance costs incurred during the term of the Amended License Agreement. We have the right to bring infringement actions against third party infringers of the Amended License Agreement, UCLA TDG may join voluntarily, at its own expense, or, at our expense, be joined involuntarily to the action. We are required to indemnify UCLA TDG against any third party claims arising out of our exercise of the rights under the Amended License Agreement or any sublicense.

Products

We have developed a stand-alone platform technology through significant laboratory and small and large animal research over more than ten years to generate the current applications across broad fields of use. The platform technology is our recombinant human protein, known as NELL-1, a proprietary skeletal specific growth factor which is a bone void filler. NELL-1 provides regulation over skeletal tissue formation and stem cell differentiation during bone regeneration. The Company obtained the platform technology pursuant to an exclusive license agreement with UCLA TDG.

We are currently focused on bone regeneration in lumbar spinal fusion, in keeping with our exclusive license agreement, using NELL-1 in combination with DBX®, a proprietary demineralized bone matrix from Musculoskeletal Transplant Foundation (“MTF”). The NELL-1/DBX® medical device is a combination product which is an osteostimulative recombinant protein that provides target specific control over bone regeneration. Leveraging the resources of investors and strategic partners, we have successfully surpassed four critical milestones:

●	Demonstrating a successful small laboratory scale pilot run for the manufacturing of the recombinant NELL-1 protein in Chinese hamster ovary cells;

●	Validation of protein dosing and efficacy in established large animal sheep models pilot study;

●	Completed pivotal animal study; and

●	Filed for a clinical trial outside the United States.

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Our lead product is expected to be purified NELL-1 mixed with 510(k) cleared DBX® Demineralized Bone Putty recommended for use in conjunction with applicable hardware consistent with the indication. The NELL-1/DBX® Fusion Device will be comprised of a single dose vial of NELL-1 recombinant protein freeze dried onto DBX®. A vial of NELL-1/DBX® will be sold in a convenience kit with a diluent and a syringe of 510(k) cleared demineralized bone (“DBX® Putty”) produced by MTF. A delivery device will allow the surgeon to mix the reconstituted NELL-1 with the appropriate quantity of DBX® Putty just prior to implantation.

The NELL-1/DBX® Fusion Device is intended for use in lumbar spinal fusion and may have a variety of other spine and orthopedic applications.

While the product is initially targeted at the lumbar spine fusion market, in keeping with our exclusive license agreement, we believe NELL-1’s novel set of characteristics, target specific mechanism of action, efficacy, safety and affordability position the product well for application in a variety of procedures including:

Spine Implants. This is the largest market for bone substitute product, representing greater than 70% of the total U.S. market according to Transparency Market Research. While use of the patient’s own bone, also referred to as autograft, to enhance fusion of vertebral segments remains the optimal use for this type of treatment, complications associated with use of autograft bone including pain, increased surgical time and infection limit its use.

Non-Union Trauma Cases. While the majority of fractures heal without the need for osteosynthetic products, bone substitutes are used in complicated breaks where the bone does not mend naturally. Management believes that NELL-1 is expected to perform as well as high-priced growth factors in this market.

Osteoporosis. The medical need to find a solution to counter a decrease in bone mass and density seen in women most frequently after menopause or a similar effect on astronauts in microgravity environments for an extended period is a major medical challenge. The systemic use of NELL-1 to stimulate bone regeneration throughout the body thereby increasing bone density could have a very significant impact on the treatment of osteoporosis.

UCLA’s initial research was funded with approximately $18 million in resources from UCLA TDG and government grants. Since licensing the exclusive worldwide intellectual property rights from UCLA TDG, our continued development has been funded through various strategic investments. Our research and development expenses for the years ended December 31, 2021 and 2020 were $45,500 and $102,293, respectively. We anticipate that it will require approximately $10 million to complete first in man studies and an estimated additional $27 million to achieve FDA approval for a spine interbody fusion indication. These amounts are estimates based on data currently available to us, and are subject to many factors including the various risk factors discussed below under “Risk Factors.”

NELL-1’s powerful specific bone and cartilage forming properties are derived from the ability of NELL-1 to only target cells that exhibit an activated “master switch” to develop into bone or cartilage. NELL-1 is a function specific recombinant human protein that has been proven in laboratory bench models to recapitulate normal human growth and development to provide control over bone and cartilage regeneration.

NELL-1 was isolated in 1996, and the first NELL-1 patent on bone regeneration was filed in 1999. Subsequent patents and continuations in part describing NELL-1 manufacturing, delivery, and cartilage regeneration were filed to further strengthen the patent portfolio.

Research & Publications

We believe our scientific evidence validates the many benefits of NELL-1. Currently there is a comprehensive database of more than 80 research publications and abstracts of preclinical studies with NELL-1 of which more than 45 are peer-reviewed publications.

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We completed a preclinical study, which shows our rhNELL-1 growth factor effectively promotes bone formation in a phylogenetically advanced spine model. In addition, rhNELL-1 was shown to be well tolerated and there were no findings of inflammation.

Bone Biologics has received Human Research Ethics Committee (“HREC”) approval for the first center of a multicenter pilot clinical trial to evaluate NB1 (“NELL-1/DBX®”) in 30 patients in Australia. The pilot study will evaluate the safety and effectiveness of NB1 in adult subjects with spinal degenerative disc disease (“DDD”) at one level from L2-S1, who may also have up to Grade 1 spondylolisthesis or Grade 1 retrolisthesis at the involved level who undergo transforaminal lumbar interbody fusion (“TLIF”).

Proposed Initial Clinical Application

The NELL-1/DBX® Fusion Device will be indicated for spinal fusion procedures in skeletally mature patients with DDD at one level from L4-S1. These DDD patients may also have up to Grade I spondylolisthesis at the involved level. The NELL-1/DBX® Fusion Device is to be implanted via an anterior open or an anterior laparoscopic approach in conjunction with a cleared intervertebral body fusion device. Patients receiving the device should have had at least six months of non-operative treatment prior to treatment with the device. A cervical indication is currently under consideration. This indication for use would fill a current clinical gap, created by potentially dangerous inflammatory responses caused by commercially available catalytic bone growth agents, the subject of a Public Health Notification from the FDA on July 1, 2008 about life threatening complications associated with a recombinant human protein in cervical spine fusion. We do not expect our product to see the same adverse events with NELL-1/DBX® as have been observed with other commercially available protein. We have performed a rat femoral onlay model to compare proinflammatory response of rhBMP-2 and NELL-1 within Helistate collagen sponges. While NELL-1 induced normal healing, rhBMP-2 induced significant amounts of swelling and histological evidence of intense inflammatory response.

Description of the DBX® Putty to Be Used With Nell-1

The DBX® Demineralized Bone Putty provided as part of the convenience kit with NELL-1/DBX® is a Class II device. The common name is “Bone Void Filler Containing Human Demineralized Bone Matrix.” The product is regulated under 21 C.F.R. §888.3045 Resorbable calcium salt bone void filler device, Product Codes MQV, GXP, and MBP. MTF is the manufacturer of the DBX® Putty. This product was cleared by the FDA under 510(k) number K053218 for spine indication in December 2006.

DBX® Putty is a matrix composed of processed human cortical bone. Demineralized bone granules are mixed with sodium hyaluronate to form the DBX® Putty. Every lot of final DBX® Putty product is tested in an athymic mouse model or in an alkaline phosphatase assay, which has been shown to have a positive correlation with the athymic mouse model, to ensure osteostimulation.

Based upon extensive discussions with regulatory experts and a specific communication from the FDA in response to a submission of our plan under the Restated License Agreement between UCLA TDG and the Company we believe the NELL-1/DBX® Fusion Device will be regulated as a Class III medical device and will therefore require submission and approval of a pre-market approval (“PMA”).

Our Business Plan

Our business plan is to develop our target specific growth factor for bone regeneration that has demonstrated increases in the quantity and quality of bone, while displaying strong safety profile. Our spine fusion product focus continues to advance from the research to the development stage and then to clinical stage to allow for the approval for use of our target specific protein exhibiting efficacy and safety by matching or exceeding current market approved products. The utilization of investment partners is critical to facilitate the development through pre Investigational Device Exemption (“IDE”), clinical, and ultimate commercialization as we fund the pre-IDE work and continue achieving milestones.

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Risks Associated with Our Business

Our business is subject to a number of risks of which you should be aware of before making an investment decision. Some of these risks include the following:

●	We have incurred substantial losses since our inception and anticipate that we will continue to incur substantial and increasing losses for the foreseeable future.

●	We will require substantial additional financing to achieve our goals, and a failure to obtain this necessary capital when needed could force us to delay, limit, reduce or terminate our product development or commercialization efforts.

●	We currently have no source of revenues. We may never generate revenues or achieve profitability.

●	We expect to continue to incur significant operating and non-operating expenses, which may make it difficult for us to secure sufficient financing and may lead to uncertainty about our ability to continue as a going concern.

●	We are dependent in part on technologies we license, and if we lose the right to license such technologies or we fail to license new technologies in the future, our ability to develop new products would be harmed, and if we fail to meet our obligations under our current or future license agreements, we may lose the ability to develop our lead product candidate or other product candidates.

●	We expect to face substantial competition, which may result in others discovering, developing or commercializing products before or more successfully than we do.

●	We are currently a pre-clinical stage medical device company with our lead product candidate in pre-clinical development. If we are unable to successfully develop and commercialize our lead product candidate or experience significant delays in doing so, our business may be materially harmed.

●	Our success relies on third-party suppliers and manufacturers. Any failure by such third parties, including, but not limited to, failure to successfully perform and comply with regulatory requirements, could negatively impact our business and our ability to develop and market our product candidate, and our business could be substantially harmed.

●	Our future success is dependent on the regulatory approval of our lead product candidate or other product candidates.

●	Our business may be adversely affected by the ongoing coronavirus pandemic.

●	Business interruptions could adversely affect future operations, revenues, and financial conditions, and may increase our cost of expenses.

●	Our failure to find third party collaborators to assist or share in the costs of product development could materially harm our business, financial condition, and results of operations.

●	If we fail to comply with our obligations under our license agreement with licensors, we could lose rights that are important to our business.

●	We may infringe the intellectual property rights of others, which may prevent or delay our product development efforts.

●	Our intellectual property may not be sufficient to protect our products from competition.

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Implications of Being a Smaller Reporting Company

We are a smaller reporting company as defined in the Securities Exchange Act of 1934, as amended. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as (i) the market value of our voting and non-voting common stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our voting and non-voting common stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and have reduced disclosure obligations regarding executive compensation, and, similar to emerging growth companies, if we are a smaller reporting company with less than $100 million in annual revenue, we would not be required to obtain an attestation report on internal control over financial reporting issued by our independent registered public accounting firm.

Corporate Information

We were incorporated under the laws of the State of Delaware on October 18, 2007 as AFH Acquisition X, Inc. Pursuant to a Merger Agreement, dated September 19, 2014, by and among the Company, its wholly-owned subsidiary, Bone Biologics Acquisition Corp., a Delaware corporation (“Merger Sub”), and Bone Biologics, Inc. Merger Sub merged with and into Bone Biologics Inc., with Bone Biologics Inc. remaining as the surviving corporation in the merger. Upon the consummation of the merger, the separate existence of Merger Sub ceased. On September 22, 2014, the Company officially changed its name to “Bone Biologics Corporation” to more accurately reflect the nature of its business and Bone Biologics, Inc. became a wholly owned subsidiary of the Company. Bone Biologics, Inc. was incorporated in California on September 9, 2004. Our principal executive offices are located at 2 Burlington Woods Drive, Suite 100, Burlington MA 01803 and our telephone number is (781) 552-4452. Our website address is www.bonebiologics.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to invest in our common stock.

For more information about our company, please refer to other documents that we have filed with the SEC and that are incorporated by reference into this prospectus, as listed under the heading “Incorporation by Reference.”

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RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, with respect to any of our securities, you should carefully consider the information set forth in this prospectus including under the heading “Risks Associated with our Business” and in any applicable prospectus supplement and in the documents incorporated by reference into this prospectus, including our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K on file with the SEC, all of which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

The risks included in this prospectus, the applicable prospectus supplement and the documents we have incorporated by reference are not the only ones we face. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. The occurrence of any of these risks could materially adversely affect our business, financial condition, results of operations and prospects. As a result, the value of our securities could decline and you could lose part or all of your investment therein. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods. Conditions that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, cash flows and results of operation. For more information, see the section entitled “Information Incorporated by Reference” in this prospectus.

THE SECURITIES WE MAY OFFER

We may offer shares of Common Stock and Preferred Stock, various series of debt securities, rights to purchase shares of Common Stock and Preferred Stock, and/or warrants to purchase any such securities, either individually or in combination, up to a total of $20,000,000 from time to time under this prospectus, together with any applicable prospectus supplement and any related free writing prospectuses, at prices and on terms to be determined by market conditions at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	designation or classification;

●	aggregate principal amount or aggregate offering price;

●	maturity;

●	original issue discount, if any;

●	rates and times of payment of interest or dividends, if any;

●	redemption, conversion, exchange or sinking fund terms, if any;

●	conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange; ranking;

●	restrictive covenants, if any;

●	voting or other rights, if any; and

●	important U.S. federal income tax considerations.

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Any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF OUR SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:

●	the names of those agents or underwriters;

●	applicable fees, discounts and commissions to be paid to them;

●	details regarding over-allotment or other options, if any; and

●	the net proceeds to us.

USE OF PROCEEDS

Except as described in any applicable prospectus supplement or in any related free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered by us hereunder, if any, for working capital, capital expenditures and other general corporate purposes, fund our planned clinical trials, maintain and extend our patent portfolio, retention of contract research organizations, or for any other purpose we describe in the applicable prospectus supplement. We have not determined the amounts we plan to spend on any of these areas or the timing of these expenditures. As a result, our management will have broad discretion regarding the application of the net proceeds from the sale of securities described in this prospectus.

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock and provisions of our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws is only a summary. You should also refer to our Certificate of Incorporation, as amended, a copy of which are incorporated herein by reference as Exhibits 3.1(i) - 3.1(iii), respectively, and to the Registration Statement on Form S-3 of which this prospectus forms a part. The summary below is also qualified by provisions of applicable law, including the Delaware General Corporation Law.

Common Stock

We are authorized to issue up to a total of 100,000,000 shares of common stock, par value $0.001 per share. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Holders of our common stock have no cumulative voting rights.

Further, holders of our common stock have no pre-emptive or conversion rights or other subscription rights. Upon our liquidation, dissolution or winding-up, holders of our common stock are entitled to share in all assets remaining after payment of all liabilities and the liquidation preferences of any of our outstanding shares of preferred stock. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of our assets which are legally available. Each outstanding share of our common stock is, and all shares of common stock to be issued in this offering when they are paid for will be, fully paid and non-assessable.

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The holders of a majority of the shares of our capital stock, represented in person or by proxy, are necessary to constitute a quorum for the transaction of business at any meeting. If a quorum is present, an action by stockholders entitled to vote on a matter is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, with the exception of the election of directors, which requires a plurality of the votes cast.

Preferred Stock

Our Board of Directors will have the authority, without further action by the stockholders, to issue up to 20,000,000 shares of preferred stock in one or more series and to fix the designations, powers, preferences, privileges, and relative participating, optional, or special rights as well as the qualifications, limitations, or restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, and liquidation preferences, any or all of which may be greater than the rights of the common stock. Our Board of Directors, without stockholder approval, will be able to issue convertible preferred stock with voting, conversion, or other rights that could adversely affect the voting power and other rights of the holders of common stock. Preferred stock could be issued quickly with terms calculated to delay or prevent a change of control or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock, and may adversely affect the voting and other rights of the holders of common stock. At present, we have no plans to issue any shares of preferred stock following this offering.

Options

Our 2015 Equity Incentive Plan provides for us to sell or issue restricted shares of common stock or to grant incentive stock options or non-qualified stock options, stock appreciation rights, and restricted stock unit awards for the purchase of shares of common stock to employees, members of the Board of Directors and consultants (see “Executive and Director Compensation – 2015 Equity Incentive Plan” incorporated by reference).

Anti-Takeover Provisions of Delaware Law, our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws

Delaware Law

We are governed by the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly traded Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A business combination includes mergers, asset sales or other transactions resulting in a financial benefit to the stockholder. An interested stockholder is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation’s voting stock, subject to certain exceptions. The statute could have the effect of delaying, deferring or preventing a change in control of our Company.

Board of Directors Vacancies

Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws authorize only our board of directors to fill vacant directorships. In addition, the number of directors constituting our board of directors may be set only by resolution of the majority of the incumbent directors.

Stockholder Action; Special Meeting of Stockholders

Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that our stockholders may take action by written consent. Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws further provide that special meetings of our stockholders may be called by a majority of the board of directors, the Chief Executive Officer, or the Chairman of the board of directors.

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Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Amended and Restated Bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice must be delivered to the secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which a public announcement of the date of such meeting is first made by us. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

These provisions could discourage a potential acquirer from acquiring Bone Biologics or otherwise attempting to obtain control of it and increases the likelihood that Bone Biologics’ incumbent directors and officers will retain their positions.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval and may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise. If we issue such shares without stockholder approval and in violation of limitations imposed by The Nasdaq Capital Market or any stock exchange on which our stock may then be trading, our stock could be delisted.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company.

Stock Market Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “BBLG.”

Our 2015 Equity Incentive Plan was approved by majority shareholder consent on December 30, 2015 and all options outstanding as of the effective date were cancelled and re-issued under the new plan at current plan terms.

●	Base Salary: The Company’s base salaries are designed as a means to provide a fixed level of compensation in order to attract and retain talent. The base salaries of our named executive officers depend on their job responsibilities, the market rate of compensation paid by companies in our industry for similar positions, our financial position and the strength of our business.

●	Performance-Based Cash Awards: As part of the Company’s executive compensation program, the board intends to establish an annual performance-based cash award program for our executive officers and other key employees based upon individual performance and the Company’s performance. The award program will also be designed to reinforce the Company’s goals and then current strategic initiatives. The annual performance-based cash awards will be based on the achievement of Company and individual performance metrics established at the beginning of each fiscal year by the compensation committee and our Board of Directors. Following the end of each fiscal year, the compensation committee will be responsible for determining the bonus amount payable to the executive officer based on the achievement of the Company’s performance and the individual performance metrics established for such executive.

●	Long-Term Equity Awards: Our Board of Directors believes that equity ownership by our executive officers and key employees encourages them to create long-term value and aligns their interest with those of our stockholders. We grant annual equity awards to our executive officers under our 2015 Equity Incentive Plan. Our Board of Directors adopted and approved the following 2015 Equity Incentive Plan and intends to submit it for approval by our stockholders.

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●	2015 Equity Incentive Plan: The Company has 560,000 shares of Common Stock authorized and reserved for issuance under our 2015 Equity Incentive Plan for option awards. This reserve may be increased by the Board each year by up to the number of shares of stock equal to 5% of the number of shares of stock issued and outstanding on the immediately preceding December 31. Appropriate adjustments will be made in the number of authorized shares and other numerical limits in our 2015 Equity Incentive Plan and in outstanding awards to prevent dilution or enlargement of participants’ rights in the event of a stock split or other change in our capital structure. Shares subject to awards granted under our 2015 Equity Incentive Plan which expire, are repurchased or are cancelled or forfeited will again become available for issuance under our 2015 Equity Incentive Plan. The shares available will not be reduced by awards settled in cash. Shares withheld to satisfy tax withholding obligations will not again become available for grant. The gross number of shares issued upon the exercise of stock appreciation rights or options exercised by means of a net exercise or by tender of previously owned shares will be deducted from the shares available under our 2015 Equity Incentive Plan.

●	Awards may be granted under our 2015 Equity Incentive Plan to our employees, including officers, director or consultants, and our present or future affiliated entities. While we may grant incentive stock options only to employees, we may grant non-statutory stock options, stock appreciation rights, restricted stock purchase rights or bonuses, restricted stock units, performance shares, performance units and cash-based awards or other stock based awards to any eligible participant.

●	The 2015 Equity Incentive Plan will be administered by our compensation committee. Subject to the provisions of our 2015 Equity Incentive Plan, the compensation committee determines, in its discretion, the persons to whom, and the times at which, awards are granted, as well as the size, terms and conditions of each award. All awards are evidenced by a written agreement between us and the holder of the award. The compensation committee has the authority to construe and interpret the terms of our 2015 Equity Incentive Plan and awards granted under our 2015 Equity Incentive Plan.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a prospectus supplement. We will also indicate in the prospectus supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in the prospectus supplement, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee named in the prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus is a part, and you should read the indenture for provisions that may be important to you. Capitalized terms used in the summary and not defined in this prospectus have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our Board of Directors and set forth or determined in the manner provided in a resolution of our Board of Directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

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The indenture does not limit the amount of debt securities that we may issue under it. Debt securities issued under the indenture may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

●	the title and ranking of the debt securities (including the terms of any subordination provisions);

●	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the date or dates on which the principal on a particular series of debt securities is payable;

●	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

●	the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the debt securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

●	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities of a particular series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

●	the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●	the currency of denomination of the debt securities, which may be U.S. dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

●	the designation of the currency, currencies or currency units in which payment of principal of, and premium and interest on, the debt securities will be made;

●	if payments of principal of, or premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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●	the manner in which the amounts of payment of principal of, and premium, if any, and interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any provisions relating to any security provided for the debt securities;

●	any addition to, deletion of or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

●	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

●	the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

●	any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

●	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the material U.S. federal income tax considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and premium, if any, and interest on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company (“DTC” or the “Depositary”) or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Legal Ownership of Securities” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

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You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see the section of this prospectus entitled “Legal Ownership of Securities” for more information.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person (a “successor person”) unless:

●	we are the surviving corporation or the successor person (if other than Bone Biologics) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

●	immediately after giving effect to the transaction, no default or event of default, shall have occurred and be continuing; and

●	certain other conditions are met.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default

An “event of default” means with respect to any series of debt securities, any of the following:

●	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

●	default in the payment of principal of any debt security of that series at its maturity;

●	default in the performance or breach of any other covenant or warranty by us in the indenture or any debt security (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Bone Biologics and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

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●	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Bone Biologics; or

●	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any default or event of default within 30 days of becoming aware of the occurrence of such default or event of default, which notice will describe in reasonable detail the status of such default or event of default and what action we are taking or propose to take in respect thereof.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense that might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

●	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

●	the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

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Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and premium and any interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a default or event of default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each holder of the securities of that series notice of a default or event of default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such default or event of default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

●	to cure any ambiguity, defect or inconsistency;

●	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets;”

●	to provide for uncertificated securities in addition to or in place of certificated securities;

●	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

●	to surrender any of our rights or powers under the indenture;

●	to add covenants or events of default for the benefit of the holders of debt securities of any series;

●	to comply with the applicable procedures of the Depositary;

●	to make any change that does not adversely affect the rights of any holder of debt securities;

●	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

●	to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

●	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modification or amendment. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment would:

●	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

●	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

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●	reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

●	reduce the principal amount of discount securities payable upon acceleration of maturity;

●	waive a default or event of default in the payment of the principal of, or premium or interest on, any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

●	make the principal of, or premium or interest on, any debt security payable in a currency other than that stated in the debt security;

●	make any change to certain provisions of the indenture relating to, among other things, the right of the holders of debt securities to receive payment of the principal of, and premium and interest on, those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

●	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all of the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or any interest on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of the Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of cash and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, cash and/or government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide cash in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

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Defeasance of Certain Covenants

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

●	we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement; and

●	any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series (a “covenant defeasance”).

The conditions include:

●	depositing with the trustee cash and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, cash and/or government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide cash in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

●	delivering to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the debt securities, is governed by the laws of the State of New York.

The indenture provides that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture provides that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture further provides that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture further provides that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

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DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of Common Stock or Preferred Stock or for the purchase of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. If a series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent, we will so specify in the applicable prospectus supplement.

The following summary of the material terms of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all of the provisions of the warrants and any warrant agreement applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrants and any warrant agreements that contain the terms of the warrants.

The material terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the number of shares of Common Stock or Preferred Stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon exercise;

●	a summary of the terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of Preferred Stock purchasable upon exercise of warrants to purchase Preferred Stock as set forth in the certificate of designations for such series of Preferred Stock;

●	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants;

●	the date, if any, on and after which the warrants and the related debt securities, Preferred Stock or Common Stock will be separately transferable;

●	the terms of any rights to redeem or call the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	the material U.S. federal income tax consequences applicable to the warrants; and

●	any additional material terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

●	to vote, consent or received dividends;

●	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

●	exercise any rights as stockholders of Bone Biologics.

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Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of Preferred Stock or Common Stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase Common Stock or Preferred Stock are exercised, the holders of the warrants will not have any rights of holders of the underlying Common Stock or Preferred Stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the Common Stock or Preferred Stock, if any.

DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase shares of our Common Stock, Preferred Stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, Preferred Stock, Common Stock or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights. We will provide in a prospectus supplement the following terms of the rights being issued:

●	the date of determining the stockholders entitled to the rights distribution;

●	the aggregate number of shares of Common Stock, Preferred Stock or other securities purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

●	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

●	the method by which holders of rights will be entitled to exercise;

●	the conditions to the completion of the offering, if any;

●	the withdrawal, termination and cancellation rights, if any;

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●	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

●	whether stockholders are entitled to oversubscription rights, if any;

●	any applicable material U.S. federal income tax considerations; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of Common Stock, Preferred Stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of Common Stock, Preferred Stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate unit agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file each unit agreement as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	the material U.S. federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

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LEGAL OWNERSHIP OF SECURITIES

We may issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As discussed below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in book-entry securities will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

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For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether or how the holders contact the indirect holders is the responsibility of the holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

●	the performance of third-party service providers;

●	how it handles securities payments and notices;

●	whether it imposes fees or charges;

●	how it would handle a request for the holders’ consent, if ever required;

●	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under the section entitled “Special Situations When a Global Security Will Be Terminated” in this prospectus. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

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Special Considerations for Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

●	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations described below;

●	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as described above;

●	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

●	an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

●	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

●	we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

●	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

●	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any intermediary.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be the responsibility of the investor. Investors must consult their own banks or brokers to learn how to have their interests in securities transferred to their own names so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

●	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

●	if we notify any applicable trustee that we wish to terminate that global security; or

●	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

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The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each time that we sell securities offered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a “best efforts” basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

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Any Common Stock issued by us under this prospectus will be listed on The Nasdaq Capital Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

TroyGould PC, Los Angeles, California, has issued an opinion regarding certain legal matters relating to the issuance of the securities offered by this prospectus on behalf of Bone Biologics Corporation. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Bone Biologics Corporation as of December 31, 2021 and 2020 and for each of the years then ended, incorporated by reference in this prospectus, have been so included in reliance on the report of Weinberg & Company, P.A., an independent registered public accounting firm (the report on the consolidated financial statements contains an explanatory paragraph regarding our ability to continue as a going concern), given on the authority of said firm as experts in auditing and accounting.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding us and other issuers that file electronically with the SEC. This prospectus is only part of a Registration statement on Form S-3 that we have filed with the SEC under the Securities Act, and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may access the registration statement of which this prospectus forms a part by visiting http://www.sec.gov.

We also maintain a website at www.bonebiologics.com, through which you can access our SEC filings free of charge. The information set forth on our website is not part of this prospectus. The reference to our website address does not constitute incorporation by reference of the information contained on our website.

INFORMATION INCORPORATED BY REFERENCE

The rules of the SEC allow us to “incorporate by reference” into this prospectus information that we have filed with the SEC under Commission File No. 000-53078. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to SEC filings that contain that information. The information incorporated by reference is considered to be a part of this prospectus, provided that it will be automatically updated and superseded by information that we file later with the SEC. This prospectus incorporates by reference the following documents listed below:

●	Our Annual Report on Form 10-K for the year ended December 31, 2021 that was filed with the SEC on March 15, 2022;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 that was filed with the SEC on May 13, 2022;

●	Our Current Reports on Form 8-K that were filed with the SEC on May 23, 2022 and June 9, 2022;

●	The description of the Common Stock incorporated by reference to our Registration Statement on Form 8-A that was filed with the SEC on October 8, 2021, including any amendment or report filed for the purpose of updating such description; and

●	All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

Notwithstanding the foregoing, we are not incorporating by reference any documents, portions of documents, exhibits or other information that is deemed to have been furnished to, rather than filed with, the SEC.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the documents that has been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost. Any such request may be made in writing or by telephoning our Investor Relations department at the following address or telephone number:

2 Burlington Woods Drive, Suite 100

Burlington, MA 01803

Attn: Chief Financial Officer

(781) 552-4452

You may also access these documents on our website, www.bonebiologics.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

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1,139,063 Shares of Common Stock

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

November 16, 2023